CONSENT OF
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 12, 1999, relating to the financial statements of Sportsman's Wholesale Company, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                  TANNER + CO.



Salt Lake City, Utah
June 11, 1999